Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

MRI Interventions, Inc.

Irvine, California

We consent to the incorporation by reference in this Registration Statement on Form S-8 of MRI Interventions, Inc. of our report dated March 9, 2017, appearing in the Annual Report on Form 10-K of MRI Interventions, Inc. as of and for the year ended December 31, 2016, filed March 9, 2017 with the U.S. Securities and Exchange Commission.

/s/ Cherry Bekaert LLP

Charlotte, North Carolina

October 3, 2017